Exhibit 15.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of TuanChe Limited on Form S-8 (File No. 333-230433) and Form F-3 (File No. 333-264942) of our report dated March 29, 2023, except for the effects of the restatement as described in Note 24, as to which the date is September 27, 2023, which includes an explanatory paragraph as to the Company’s  ability  to continue as a going concern, with respect to our audits of the consolidated financial statements of TuanChe Limited as of December 31, 2021 and 2022 and for the years ended December 31, 2020, 2021 and 2022 appearing in the Annual Report on Form 20-F/A of TuanChe Limited for the year ended December 31, 2022. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of the Registration Statement of Form F-3.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, NY

September 27, 2023

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com